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                                                                    EXHIBIT 3(f)

                                     BYLAWS


                                       of

                               DTE ENERGY COMPANY


                        As amended through April 29, 2004

















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

                                     BYLAWS
                                       of
                               DTE ENERGY COMPANY

                                 ---------------

                                      INDEX

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                                    ARTICLE I

Shareholders.........................................................................1
   SECTION 1.   Annual Meeting.......................................................1
   SECTION 2.   Special Meetings.....................................................1
   SECTION 3.   Notice of Meetings...................................................1
   SECTION 4.   Quorum...............................................................2
   SECTION 5.   Voting and Inspectors................................................2
   SECTION 6.   Record of Shareholders...............................................2
   SECTION 7.   List of Shareholders.................................................3
   SECTION 8.   Order of Business....................................................3
   SECTION 9.   Notice of Shareholder Proposal.......................................3

                                   ARTICLE II

Board of Directors and Committees....................................................5
   SECTION 1.   Number, Time of Holding Office and Limitation on Age ................5
   SECTION 2.   Vacancies............................................................6
   SECTION 3.   Nominations of Directors; Election...................................6
   SECTION 4.   Meetings of the Board................................................7
   SECTION 5.   Quorum...............................................................8
   SECTION 6.   Directors' Annual Meeting............................................8
   SECTION 7.   Chairman of the Board................................................8
   SECTION 8.   Presiding Director...................................................8
   SECTION 9.   Executive Committee..................................................8
   SECTION 10.  Committees...........................................................9
   SECTION 11.  Participation in Meetings............................................9
   SECTION 12.  Action by Consent....................................................9
   SECTION 13.  Compensation ........................................................9

                                   ARTICLE III

Officers.............................................................................9
   SECTION 1.   Officers and Agents.................................................10
   SECTION 2.   Term of Office......................................................10
   SECTION 3.   Chief Executive Officer.............................................10
   SECTION 4.   President...........................................................10
   SECTION 5.   Other Officers......................................................10
   SECTION 6.   Compensation........................................................11
   SECTION 7.   Voting of Shares and Securities of Other Corporations...............11


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
                                   ARTICLE IV

Capital Stock.......................................................................11
   SECTION 1.   Certificates of Shares..............................................11
   SECTION 2.   Transfer of Shares..................................................11
   SECTION 3.   Lost or Destroyed Stock Certificates................................11

                                    ARTICLE V

Delivery of Notices.................................................................12

                                   ARTICLE VI

Checks, Notes, Bonds, Debentures, etc...............................................12

                                   ARTICLE VII

Corporate Seal......................................................................13

                                  ARTICLE VIII

Control Share Acquisitions..........................................................13

                                   ARTICLE IX

Amendment of Bylaws.................................................................13

                                     BYLAWS

                                       OF

                               DTE ENERGY COMPANY

                        AS AMENDED THROUGH APRIL 29, 2004


                                    ARTICLE I

                                  SHAREHOLDERS

        Section 1. ANNUAL MEETING. The annual meeting of the shareholders of the Company shall be held on such date and at such time and place as may be fixed by the Board of Directors and stated in the notice of meeting, for the purpose of electing directors and transacting such other business as may properly be brought before the meeting as determined by Article I, Section 8 hereof.

        Section 2. SPECIAL MEETINGS. Special meetings of the shareholders may be held upon call of the Board of Directors, the Chairman of the Board, the Presiding Director, or the holders of record of three-quarters of the outstanding shares of stock of the Company entitled to vote at such meeting, at such time as may be fixed by the Board of Directors or the Chairman of the Board, the Presiding Director, or such shareholders and stated in the notice of meeting. All such meetings shall be held at the office of the Company in the City of Detroit unless some other place is specified in the notice.

        Section 3. NOTICE OF MEETINGS. Written notice or notice by electronic transmission of the date, time, place and purpose or purposes of every meeting of the shareholders shall be given in the manner described in Article V, and shall not be less than 10 days nor more than the maximum number of days permitted by law before the date of the meeting to each shareholder of record entitled to vote at such meeting and to any shareholder who, by reason of any action proposed to be taken at such meeting, might be entitled to receive payment for the shareholder's stock if such action were taken.

        Notice of a meeting need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, or a waiver of notice by electronic transmission, whether before or after the meeting. The attendance of any shareholder at the meeting, in person or by proxy, will result in both of the following:

        (a) Waiver of objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

        (b) Waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

        Notice of a special meeting shall also indicate that it is being issued by or at the direction of the person or persons calling the meeting.

        Section 4. QUORUM. At every meeting of the shareholders, the holders of record of a majority of the outstanding shares of stock of the Company entitled to vote at such meeting, whether present in person or represented by proxy, shall constitute a quorum. If at any meeting there shall be no quorum, the holders of a majority of the outstanding shares of stock so present or represented may adjourn the meeting from time to time, without notice (unless otherwise required by statute) other than announcement at the meeting of the time and place to which the meeting is adjourned, until a quorum shall have been obtained. At the adjourned meeting, only business that might have been transacted at the meeting as first convened had there been a quorum may be transacted if a notice of the adjourned meeting is not given. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholder.

        Section 5. VOTING AND INSPECTORS. Except as provided in the Articles of Incorporation, each holder of record of outstanding shares of stock of the Company entitled to vote at a meeting of shareholders shall be entitled to one vote for each share of stock standing in the shareholder's name on the record of shareholders, and may so vote either in person or by proxy appointed by instrument in writing executed by such holder or by the shareholder's duly authorized attorney-in-fact. No proxy shall be valid after the expiration of three years from the date of its execution unless the shareholder executing it shall have specified the length of time it is to continue in force which shall be for some limited period. The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the Corporate Secretary or an Assistant Corporate Secretary.

        In advance of any meeting of shareholders, the Board of Directors may appoint one or more inspectors for the meeting. If inspectors are not so appointed, the chair of the meeting shall appoint such inspectors. Before entering upon the discharge of their duties, the inspectors shall take and subscribe an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of their ability, and shall take charge of the polls and after balloting shall make a certificate of the result of the vote taken. No officer or director of the Company or candidate for office of director shall be appointed as an inspector. At all elections of directors the voting shall be by ballot and a plurality of the votes cast shall elect.

        Section 6. RECORD OF SHAREHOLDERS. For the purpose of determining the shareholders entitled (i) to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or (ii) to express consent to, or dissent from, any proposal without a meeting, or (iii) for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or (iv) for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. The record date shall not precede the date upon which it is fixed and shall not be less than 10 days nor more than the maximum number of days permitted by law before the date of the meeting, or taking of any other action.

        Section 7. LIST OF SHAREHOLDERS. A list of shareholders of record, arranged alphabetically within each class and series of stock, as of the record date, certified by the Corporate Secretary or any Assistant Corporate Secretary or by a transfer agent, shall be produced at any meeting of shareholders and may be inspected by any shareholder at any time during the meeting. If the right to vote at any meeting is challenged, the inspectors, or the chair of the meeting, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear on such list to be shareholders entitled to vote thereat may vote at such meeting.

        Section 8. ORDER OF BUSINESS. (a) The Chairman of the Board, or such other person designated by a majority of the total number of directors that the Company would have if there were no vacancies on the Board of Directors (such number being referred to as the "Whole Board"), will call meetings of shareholders to order and will act as chair thereof. Unless otherwise determined by the Board of Directors prior to the meeting, the chair of the meeting of shareholders will also determine the order of business and have the authority in his or her sole discretion to regulate the conduct of any such meeting including, without limitation, by imposing restrictions on the persons (other than shareholders of the Company or their duly appointed proxies) who may attend any such shareholders' meeting, by ascertaining whether any shareholder or his proxy may be excluded from any meeting of shareholders based upon any determination by the chair in his or her sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings of the meeting, and by determining the circumstances in which any person may make a statement or ask questions at any meeting of shareholders.

        (b) At an annual meeting of the shareholders, only such business will be conducted or considered as is properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, Chairman of the Board, the President, a Vice President, the Corporate Secretary or an Assistant Corporate Secretary in accordance with
Section 3 of this Article I; (ii) otherwise properly brought before the meeting by the chair of the meeting or by or at the direction of a majority of the Whole Board; or (iii) otherwise properly requested to be brought before the meeting by a shareholder of the Company in accordance with law and with these Bylaws.

        Section 9. NOTICE OF SHAREHOLDER PROPOSAL. (a) For business to be properly requested by a shareholder to be brought before an annual meeting, the shareholder must (i) be a shareholder of the Company of record at the time of the giving of the notice for such annual meeting provided for in these Bylaws; (ii) be entitled to vote at such meeting; and (iii) have given timely notice thereof in writing to the Corporate Secretary.

        (b) To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 nor more than 90 calendar days prior to the annual meeting; provided, however, that in the event public announcement of the date of the annual meeting is not made at least 70 calendar days prior to the date of the annual meeting, notice by the shareholder to be timely must be so received not later than the close of business on the 10th calendar day following the day on which public announcement is first made of the date of the annual meeting.

        (c) A shareholder's notice to the Corporate Secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting:
(i) a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on the Company's books, of the shareholder proposing such business and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class and number of shares of the Company that are owned beneficially and of record by the shareholder proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made; and (iv) any material interest in such business of such shareholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made.

        (d) Notwithstanding the foregoing provisions of this Section 9, a shareholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 9. For purposes of this
Section 9 and Section 3 of Article II, "public announcement" means disclosure in a press release to a national news service or financial news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or publicly filed by the Company with any national securities exchange or quotation service through which the Company's stock is listed or traded, or furnished by the Company to its shareholders. Nothing in this Section 9 will be deemed to affect any rights of shareholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

        (e) At a special meeting of shareholders, only such business may be conducted or considered as is properly brought before the meeting. To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto), given by or at the direction of the Board of Directors, Chairman, President, a Vice President, the Corporate Secretary or an Assistant Corporate Secretary (or in case of a failure to give any required notice, the other persons entitled to give notice) in accordance with Section 3 of Article I or (ii) otherwise brought before the meeting by the chair of the meeting or by or at the direction of a majority of the Whole Board.

        (f) The determination of whether any business sought to be brought before any annual or special meeting of the shareholders is properly brought before such meeting in accordance with this Section 9 will be made by the chair of such meeting. If the chair determines that any business is not properly brought before such meeting, he or she will so declare to the meeting and any such business will not be conducted or considered.

                                   ARTICLE II

                        BOARD OF DIRECTORS AND COMMITTEES

        Section 1. NUMBER, TIME OF HOLDING OFFICE AND LIMITATION ON AGE. The business and affairs of the Company shall be managed by or under the direction of a Board of Directors. The number of directors constituting the Whole Board shall be determined from time to time by resolution of the Board so long as the total number of directors is not less than ten nor more than eighteen; provided, however, that the minimum and maximum number of directors may be increased or decreased from time to time by vote of a majority of the Whole Board; and, further provided that no change in the number of directors shall serve to shorten the term of office of any incumbent director. The directors shall be divided into three classes, as nearly equal in number as possible, and the term of the office of the first class shall expire at the 1996 annual meeting of shareholders, the term of office of the second class shall expire at the 1997 annual meeting of shareholders and the term of office of the third class shall expire at the 1998 annual meeting of shareholders, or, in each case, until their successors shall be duly elected and qualified. At each annual meeting commencing in 1996, a number of directors equal to the number of the class whose term expires at the time of the meeting shall be elected to hold office until the third succeeding annual meeting of shareholders. If at any time the holders of any series of the Company's Preferred Stock are entitled to elect directors pursuant to the Articles of Incorporation of the Company, then the provisions of such series of Preferred Stock with respect to their rights shall apply and such directors shall be elected in a manner and for terms expiring consistent with the Articles of Incorporation.

        Each director shall be a holder of Common Stock of the Company upon election to the Board or shall become a holder within 30 days after such election.

        No person who shall have served as an employee of the Company or a subsidiary shall be elected a director after retiring from employment with the Company or a subsidiary; provided, however, that if such person was the Chief Executive Officer of the Company or a subsidiary at the time of such retirement, such person shall be eligible for consideration for nomination as a director until attaining age 70. No other person shall be elected a director after attaining age 70; provided, however, the Board shall have the authority to waive this provision for no more than one three-year term upon a determination that circumstances exist which make it prudent to continue the service of a director who possesses special and unique expertise clearly beneficial to the Company.

        Section 2. VACANCIES. Whenever any vacancy shall occur in the Board of Directors may be filled by a majority vote of the remaining members of the Board of Directors then in office (even if constituting less than a quorum). Each person elected by the Board to fill a Board vacancy shall be subject to election by a vote of the shareholders at the next annual shareholder meeting. No vacancy need be filled if, after such vacancy shall occur, the number of directors remaining on the Board shall be not less than a majority of the Whole Board. During the existence of any vacancy or vacancies, the surviving or remaining directors shall possess and may exercise all the powers of the full Board of Directors, when action by a larger number is not required by law or these Bylaws.

        Section 3. NOMINATIONS OF DIRECTORS; ELECTION. (a) Except as may be otherwise provided in any resolution establishing any Preferred Stock only persons who are nominated in accordance with this Section 3 will be eligible for election at a meeting of shareholders to be members of the Board of Directors of the Company.

        (b) Nominations of persons for election as directors of the Company may be made only at an annual meeting of shareholders (i) by or at the direction of the Board of Directors or a committee thereof or (ii) by any shareholder who is a shareholder of record at the time of giving of notice provided for in this
                Section 3, who is entitled to vote for the election of directors at such meeting, and who complies with the procedures set forth in this Section 3.

        (c) All nominations by shareholders must be made pursuant to timely notice in proper written form to the Corporate Secretary. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 nor more than 90 calendar days prior to the annual meeting of shareholders; provided, however, that in the event that public announcement of the date of the annual meeting is not made at least 70 calendar days prior to the date of the annual meeting, notice by the shareholder to be timely must be so received not later than the close of business on the 10th calendar day following the day on which public announcement (as defined in Section 9(d) of Article I) is first made of the date of the annual meeting.

        (d) To be in proper written form, such shareholder's notice must set forth or include: (i) the name and address, as they appear on the Company's books, of the shareholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) a representation that the shareholder giving the notice is a holder of record of stock of the Company entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice; (iii) the class and number of shares of stock of the Company owned beneficially and of record by the shareholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made; (iv) a description of all arrangements or understandings between or among any of (A) the shareholder giving the notice, (B) the beneficial owner on whose behalf the notice is given, (C) each nominee, and (D) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder giving the notice; (v) such other information regarding each nominee proposed by the shareholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (vi) the signed consent of each nominee to serve as a director of the Company if so elected.

        (e) If the chair of any annual meeting determines that a nomination was not made in accordance with this Section 3, he or she will so declare to the meeting, and the defective nomination will be disregarded.

        (f) Notwithstanding the foregoing provisions of this Section 3, a shareholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 3.

        Section 4. MEETINGS OF THE BOARD. Regular meetings of the Board of Directors shall be held at such times and at such places as may from time to time be fixed by the Board of Directors.

        Special meetings of the Board of Directors may be called by the Chairman of the Board, the Presiding Director, if any, or, in the absence or incapacity of the Chairman of the Board and of the Presiding Director, if any, special meetings may be called by the Executive Committee by giving reasonable notice of the time and place of such meetings or by obtaining written waivers of notice or waivers of notice by electronic transmission, before or after the meeting, from each absent director. A director's attendance at or participation in any meeting of the Board of Directors or a committee waives any required notice to him or her of the meeting unless he or she, at the beginning of the meeting or upon his or her arrival, objects to the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting. All such meetings shall be held at the office of the Company in the City of Detroit unless some other place is specified in the notice.

        A notice, or waiver of notice, need not specify the purpose of the meeting.

        Section 5. QUORUM. A majority of the directors in office at the time of a meeting of the Board shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting without notice other than announcement at the meeting, until a quorum shall have been obtained, when any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum. The acts of a majority of the directors present at any meeting at which there is a quorum shall be the acts of the Board, unless otherwise provided by law, by the Articles of Incorporation or by the Bylaws.

        Section 6. DIRECTORS' ANNUAL MEETING. A meeting of the Board of Directors, shall be held without notice each year after the adjournment of the annual meeting of shareholders and on the same day. At such meeting the officers of the Company for the ensuing year shall be elected. If a quorum of the directors is not present on the day appointed for the directors' annual meeting, the meeting shall be adjourned to some convenient day.

        Section 7. CHAIRMAN OF THE BOARD. From its members, the Board of Directors shall annually elect a Chairman of the Board. The Chairman of the Board may simultaneously serve as the Chief Executive Officer of the Company as set forth in Section 3 of Article III. Subject to Section 8(a) of Article 1 and
Section 8 of Article II, the Chairman of the Board shall preside at meetings of the Board of Directors and meetings of shareholders at which the Chairman of the Board is present, and shall make the annual report to the shareholders.

        Section 8. PRESIDING DIRECTOR. If the Chief Executive Officer simultaneously serves as Chairman of the Board, the Board of Directors may elect a Presiding Director from its other directors. The Presiding Director shall have such authority and powers as the Board of Directors may from time to time prescribe.

        Section 9. EXECUTIVE COMMITTEE. The Board of Directors may, by resolution or resolutions passed by a majority of the Whole Board, designate an Executive Committee to consist of the Chairman of the Board, the Presiding Director, if any, and one or more of the other directors, and alternates, and shall designate the Chairman thereof. The Executive Committee shall have and may exercise, when the Board is not in session, all of the powers of the Board in the management of the business and affairs of the Company, and shall have power to authorize the seal of the Company to be affixed to all papers which may require it. The Executive Committee shall not have power to (a) amend the Articles of Incorporation, except that a committee may prescribe the relative rights and preferences of the shares of a series if the Articles of Incorporation authorize the Board of Directors to do so; (b) adopt an agreement of merger or plan of share exchange; (c) recommend to shareholders the sale, lease or exchange of all or substantially all of the Company's property and assets; (d) recommend to shareholders a dissolution of the Company or revocation of a dissolution; (e) amend these Bylaws; (f) fill vacancies in the Board of Directors; or (g) unless expressly authorized by the Board of Directors, declare a dividend or authorize the issuance of stock. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve, the Executive Committee. The Executive Committee may make rules for the conduct of its business and may appoint such subcommittees and assistants, as it shall from time to time deem necessary. A majority of the members of the Executive Committee shall constitute a quorum. All action taken by the Executive Committee shall be reported to the Board at its next meeting succeeding such action. The Corporate Secretary or an Assistant Corporate Secretary shall attend and act as the secretary of all meetings of the Committee and keep the minutes thereof.

        Meetings of the Executive Committee may be called by the Chairman of the Board, or, in the event of the incapacity or absence of the Chairman of the Board, the Presiding Director, if any, or, in the absence or incapacity of the Chairman of the Board and of the Presiding Director, if any, meetings may be called by one or more members of the Executive Committee by giving reasonable notice of the time and place of such meetings.

        Section 10. COMMITTEES. The Board of Directors may, by resolution, create a committee or committees of one or more directors, and alternates, to consider and report upon or to carry out such matters (other than those powers excluded with respect to the Executive Committee in Article II, Section 9) as may be entrusted to them by the Board of Directors, and shall designate the chair of each such committee.

        Section 11. PARTICIPATION IN MEETINGS. One or more members of the Board of Directors or any committee may participate in any meeting of such Board or such committee by means of a conference telephone, video conferencing equipment or other means of remote communications through which all persons participating in such a meeting to hear and communicate with the other participants. Participation in the manner so described shall constitute presence in person at such meetings.

        Section 12. ACTION BY CONSENT. Any action required or permitted to be taken under authorization voted at a Board or Board committee meeting may be taken without a meeting if, before or after the action, all members of the Board then in office or of the Board committee consent to the action in writing or by electronic transmission. Such consents shall be filed with the minutes of the proceedings of the Board or committee and shall have the same effect as a vote of the Board or committee for all purposes.

        Section 13. COMPENSATION. Each director of the Company who is not a salaried officer or employee of the Company may receive reasonable compensation for services as a director, including a reasonable fee for attendance at meetings of the Board and committees thereof, service as a committee chair or as Presiding Director and attendance at the Company's request at other meetings or similar activities related to the Company.

                                   ARTICLE III

                                    OFFICERS

        Section 1. OFFICERS AND AGENTS. After the election of directors each year, the Board of Directors shall elect a President, a Corporate Secretary and a Treasurer. The Board of Directors may also from time to time elect a Chief Executive Officer and one or more Vice Presidents, a Controller, a General Auditor, a General Counsel, and such other officers and agents, as it may deem proper. The persons holding the offices of Chairman of the Board, Chief Executive Officer or President may not also hold the office of General Auditor. The Board of Directors may, in its discretion, leave vacant any office other than that of the President, Corporate Secretary, or Treasurer. Except as otherwise provided in this Section 1, one person may hold any number of offices.

        Section 2. TERM OF OFFICE. The term of office of all officers shall be until the next directors' annual meeting or until their respective successors are chosen and qualified. Any officer or agent elected by the Board of Directors may be removed by the Board at any time, with or without cause.

        Section 3. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer of the Company shall have general charge of the business and affairs of the Company subject to the control of the Board of Directors, may create in the name of the Company any authorized corporate obligation or other instrument and shall perform such other functions as may be prescribed by the Board from time to time. The Chief Executive Officer may also simultaneously serve as the Chairman of the Board.

        The Chief Executive Officer shall manage or supervise the conduct of the corporate finances and relations of the Company with its shareholders, with the public, and with regulatory authorities, and in addition to the President, may exercise all powers elsewhere in the Bylaws conferred upon the President. The Chief Executive Officer may delegate from time to time to the President or to other officers, employees or positions of the Company, such powers as the Chief Executive Officer may specify in writing, with such terms and conditions, if any, as the Chief Executive Officer may set forth. A copy of each such delegation and of any revocation or change shall be filed with the Corporate Secretary.

        Section 4. PRESIDENT. The President, shall have power, subject to the control of the Board of Directors and the Chief Executive Officer, if one has been appointed, to authorize the employment of such subordinate employees as may, in the President's judgment, be advisable for the operations of the Company, may execute in the name of the Company any authorized corporate obligation or other instrument, and shall perform all other acts incident to the President's office or prescribed by the Board of Directors or the Chief Executive Officer, or authorized or required by law. During the absence or disability of the Chief Executive Officer, the President shall assume the duties and authority of the Chief Executive Officer of the Company.

        Section 5. OTHER OFFICERS. The other officers, agents, and employees of the Company shall each have such powers and perform such duties in the management of the property and affairs of the Company, subject to the control of the Board of Directors, as generally pertain to their respective offices, as well as such powers and duties as from time to time may be prescribed by the Board of Directors, by the Chief Executive Officer, or by the President, as the case may be.

        Section 6. COMPENSATION. The Board of Directors, or a committee or committees, or person or persons, if any, to whom such power shall have been delegated by the Board of Directors, shall determine the compensation to be paid to the Chairman of the Board, Chief Executive Officer, the President, the General Auditor and each Vice President above the level of Assistant Vice President.

        Section 7. VOTING OF SHARES AND SECURITIES OF OTHER CORPORATIONS. Unless the Board of Directors otherwise directs, the Company's Chairman of the Board, Chief Executive Officer and President shall each be entitled to vote or designate a proxy to vote all shares and other securities which the Company owns in any other corporation or entity.

                                   ARTICLE IV

                                  CAPITAL STOCK

        Section 1. CERTIFICATES OF SHARES. The interest of each shareholder shall be evidenced by a certificate or certificates for shares of stock of the Company in such form as the Board of Directors may from time to time prescribe. The certificates of stock shall be signed by the Chairman of the Board or the Chief Executive Officer, the President or a Vice President and by the Treasurer, an Assistant Treasurer, the Corporate Secretary, or an Assistant Corporate Secretary of the Company, and shall be countersigned by a transfer agent for the stock and registered by a registrar for such stock. The signatures of the officers and the transfer agent and the registrar upon such certificates may be facsimiles, engraved, or printed, subject to the provisions of applicable law. In case any officer, transfer agent, or registrar shall cease to serve in that capacity after their facsimile signature has been placed on a certificate, the certificates may be issued with the same effect as if the officer, transfer agent, or registrar were still in office.

        Section 2. TRANSFER OF SHARES. Shares in the capital stock of the Company shall be transferred on the books of the Company upon surrender and cancellation of certificates for a like number of shares, with duly executed power to transfer endorsed on or attached to the certificate.

        Section 3. LOST OR DESTROYED STOCK CERTIFICATES. No certificate for shares of stock of the Company shall be issued in place of any certificate alleged to have been lost,



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stolen or destroyed, except upon production of such evidence of the loss, theft or destruction, and upon indemnification of the Company and its agents to such extent and in such manner as the Board of Directors may from time to time prescribe.

                                    ARTICLE V

                               DELIVERY OF NOTICES

        All notices to shareholders, directors and Board committee members shall be given (a) personally, (b) by mail (registered, certified or other first class mail, except where otherwise provided in the Michigan Business Corporation Act, with postage pre-paid), and addressed to such person at the address designated by him or her for that purpose, or, if none is designated, at his or her last known address, (c) by electronic transmission in a manner authorized by the person, or (d) as otherwise provided in the Michigan Business Corporation Act. In addition to any other form of notice to a shareholder permitted by the Articles of Incorporation, these Bylaws, or the Michigan Business Corporation Act, any notice given to a shareholder by a form of electronic transmission to which the shareholder has consented is effective. When a notice is required or permitted by the Michigan Business Corporation Act or these Bylaws to be given in writing, electronic transmission is written notice. Notices given pursuant to this Article V shall be deemed to be given when dispatched, or, if mailed, when deposited, with postage thereon prepaid, in a post office or official depository under the exclusive care and custody of the United States postal service; provided that when a notice or communication is permitted by the Michigan Business Corporation Act or these Bylaws to be transmitted electronically, the notice or communication is given when electronically transmitted to the person entitled to the notice or communication in a manner authorized by the person. Further notice shall be given by mail, publication, electronic transmission, or otherwise, if and as required by law.

                                   ARTICLE VI

                     CHECKS, NOTES, BONDS, DEBENTURES, ETC.

        All checks and drafts on the Company's bank accounts, all bills of exchange and promissory notes, and all acceptances, obligations, and other instruments for the payment of money, shall be signed by such officer or officers or agent or agents, either manually or by facsimile signature or signatures, as shall be thereunto authorized from time to time by the Board of Directors either generally or in specific instances; provided that bonds, debentures, and other evidences of indebtedness of the Company bearing facsimile signatures of officers of the Company shall be issued only when authenticated by a manual signature on behalf of a trustee or an authenticating agent appointed by the Board of Directors. In case any such officer of the Company shall cease to be such after such officer's facsimile signature has been placed thereon, such bonds, debentures or



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other evidences of indebtedness may be issued with the same effect as if such person were still in office.

                                   ARTICLE VII

                                 CORPORATE SEAL

        The Board of Directors shall provide a suitable seal containing the name of the Company.

                                  ARTICLE VIII

                           CONTROL SHARE ACQUISITIONS

        The Stacey, Bennett, and Randall Shareholder Equity Act (Chapter 7B of the Michigan Business Corporation Act) shall not apply to any control share acquisitions (as defined in such Act) of shares of the Company.

        This Article VIII of the Bylaws may not be amended, altered, or repealed with respect to any control share acquisition of shares of the Company effected pursuant to a tender offer or other transaction commenced prior to the date of such amendment, alteration, or repeal.

                                   ARTICLE IX

                               AMENDMENT OF BYLAWS

        Those provisions of these Bylaws providing for a classified Board of Directors (currently the third, fourth and fifth sentences of the first paragraph of Section 1 of Article II) and the provisions of this sentence may be amended or repealed only by the affirmative vote of the holders of a majority of shares of Common Stock of the Company. Except as provided in the immediately preceding sentence, Bylaws of the Company may be amended, repealed or adopted by vote of the holders of a majority of shares at the time entitled to vote in the election of any directors or by vote of a majority of the directors in office.




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